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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation of our report dated February 22, 2001 on the consolidated financial statements of Michigan Community Bancorp Limited for the years ended December 31, 2000 and 1999, and the period from January 28, 1998 (inception) through December 31, 1998 in the SB-2 Registration Statement dated August 23, 2001.


                                                  /s/ PLANTE & MORAN, LLP

Auburn Hills, Michigan
August 23, 2001